Exhibit 10.5

FIRST AMENDMENT TO SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note (this “Amendment”) is entered into as of September 15, 2026 by and between InsurCo, LLC, a Wyoming limited liability company (“Payor”), and Fluent, LLC (“Payee”), and amends that certain Secured Promissory Note dated January 31, 2026 (the “Note”), executed by Payor in favor of Payee in the original principal amount of $3,000,000.00. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Note.

RECITALS

A. Payor has requested, and Payee is willing to grant, an accommodation with respect to the monthly payments otherwise due under the Note during the period from July 2026 through October 2027, as more particularly set forth in Section 1 below, citing a seasonal, industry-wide decline in Medicare marketing revenue during the Medicare Special Enrollment Period (April through October each year).

B. Payee is willing to accommodate Payor’s request on the terms set forth in this Amendment, without any deferral or modified payment described herein constituting an Event of Default under the Note, subject to the terms and conditions herein.

C. The parties acknowledge that Payee previously agreed, on an informal basis, to extend Payor’s monthly payment due date from the original due date to the 15th day of each month.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Payment Schedule; No Event of Default.

Notwithstanding Section 1 or Section 4 of the Note, and notwithstanding anything to the contrary in Schedule 1 to the Note, Payor’s payments under the Note for the period from July 2026 through October 2027 (collectively, the “Adjusted Payment Period”) shall be made as follows, in lieu of the payments otherwise reflected on Schedule 1 to the Note for such period:

(a) for each of July, August, September, October, and November 2026, and April, May, June, July, August, and September 2027 (collectively, the “Deferral Months”), Payor shall not be required to pay the principal portion of the monthly payment otherwise due under the Note for such month (the aggregate amount of such deferred principal for all Deferral Months, the “Deferred Principal”), but shall pay only the interest portion of such payment, calculated at the Interest Rate on the outstanding principal balance of the Note; and

(b) for each of December 2026 and January, February, and March 2027 (collectively, the “Interim Payment Months”), Payor shall pay $100,000, consisting of both principal and interest, in lieu of the payment otherwise reflected on Schedule 1 to the Note for such month.

Each payment described above shall be due and payable no later than the fifteenth (15th) day of the calendar month immediately following the month to which such payment relates, except that the payment for July 2026 shall be due and payable upon execution of this Amendment, its originally scheduled due date having already passed.

Payor’s timely payment of each amount set forth above, together with the non-payment of the corresponding Deferred Principal for each Deferral Month, in each case in accordance with this Amendment, shall not constitute an Event of Default under Section 4(a) of the Note. This accommodation is granted by Payee in its sole discretion pursuant to, and in accordance with, Section 4(d) of the Note.

2. No Catch-Up; No PIK; Extension of Term; Revised Amortization Schedule.

The Deferred Principal shall not be required to be repaid in a lump sum or “caught up” during the remaining original term of the Note. Because Payor will continue to make the interest payments described in Section 1 above during the Deferral Months, no interest with respect to the Deferred Principal shall be capitalized, added to principal, or otherwise paid in kind. Instead, the term of the Note is hereby extended by the number of months necessary to fully repay the Deferred Principal, together with interest accruing thereon at the Interest Rate, following the original maturity date of the Note, as reflected on the Revised Schedule 1 described below.

A revised amortization schedule reflecting the Adjusted Payment Period, the extension of the term, and the resulting repayment of the Deferred Principal (the “Revised Schedule 1”) will be prepared by Payee’s finance team and delivered to Payor promptly following the date of this Amendment. Upon delivery, the Revised Schedule 1 shall be attached hereto and incorporated herein, shall replace Schedule 1 to the Note in its entirety, and Payor agrees to promptly acknowledge receipt thereof in writing.

3. Financial Reporting.

In addition to, and not in lieu of, Payor’s obligations under Section 4(c) of the Note, Payor shall deliver to Payee:

(a) within five (5) business days of the date of this Amendment, unaudited financial statements (balance sheet, income statement, and statement of cash flows) for Payor for the year-to-date period through July 31, 2026, together with the corresponding period of the prior year, and Payor’s most recent bank statements; and

(b) within thirty (30) days of each calendar month thereafter, updated financial statements and bank statements of the same type described in clause (a) above, continuing until the payment described in Section 4 below has been made in full.

4. Resumption of Payments; Payment Due Dates.

Beginning with the payment otherwise due for October 2027, Payor shall resume making the full monthly payment under the Note (including both principal and interest) in accordance with the Revised Schedule 1, and each payment due under the Note, beginning with such payment, shall be due and payable no later than the fifteenth (15th) day of the calendar month immediately following the calendar month for which such payment is scheduled under the Revised Schedule 1. For the avoidance of doubt, nothing in this Section 4 shall apply to any payment during the Adjusted Payment Period, which is governed exclusively by Section 1 above.

5. Acknowledgment of Prior Accommodation; No Course of Dealing.

The parties acknowledge that this is not the first accommodation Payee has extended to Payor with respect to payments under the Note, and that Payor has previously missed or delayed payments under the informal arrangement described in Recital C above. This Amendment supersedes that informal arrangement in its entirety, and, from and after the date of this Amendment, all payments due under the Note shall be due and payable in accordance with Sections 1 and 4 above, as applicable. Nothing in this Amendment, the informal arrangement described in Recital C, or the parties’ course of dealing shall be construed to establish any ongoing practice, obligation, or expectation that Payee will grant any similar or future accommodation.

6. No Other Waiver; Reservation of Rights.

Except as expressly set forth in this Amendment, all other terms and conditions of the Note remain in full force and effect and are not modified, waived, or amended. This Amendment constitutes a one-time accommodation applicable solely to the Adjusted Payment Period and the payment dates described herein, and shall not be construed as a waiver of Payee’s rights with respect to any other payment, any future Event of Default, or any other term of the Note or the Security Agreement. Payee expressly reserves all rights and remedies available to it under the Note, the Security Agreement, the MIPA, and applicable law, except as specifically and expressly limited by this Amendment.

7. Miscellaneous.

This Amendment may be executed in counterparts, including by electronic signature or PDF, each of which shall be deemed an original. Except as amended hereby, the Note remains in full force and effect in accordance with its terms. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, consistent with Section 6(a) of the Note.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

InsurCo, LLC

By: _______________________________

Name: Luciano Rammairone

Title: Member

Fluent, LLC

By: _______________________________

Name: Ryan Perfit

Title: Chief Financial Officer

Revised Schedule 1

Attached.